CONTACT:
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Neil Hazard                                  The Financial Relations Board
                                             -----------------------------
Executive Vice President                     (212) 661-8030
PRIMUS Telecommunications Group,             Investors:  Jordan Darrow
Incorporated                                 Media:      Alan Goldsand
(703) 902-2800                               General:    Jeff Bogart


            PRIMUS TELECOMMUNICATIONS REPORTS SECOND QUARTER RESULTS

                -REVENUE AND GROSS MARGIN SET NEW RECORD HIGHS--


MCLEAN, VA., AUGUST 12 1998 -- PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global facilities-based telecommunications company, today announced record revenue and gross margin for the second quarter and six months ended June 30, 1998

     Net revenue for the second quarter was a record $99.5 million, compared with $70.0 million for the second quarter of 1997, an increase of 42 percent. Gross margin for the second quarter also reached a record high of $15.3 million, compared with $5.9 million for the second quarter of 1997, an increase of 162 percent. As a percentage of net revenue, gross margin for the second quarter represented 15.4 percent, up from 8.4 percent for the second quarter of 1997. EBITDA loss improved to $(3.6) million from $(7.3) million for the second quarter of 1997.

     The Company's net operating loss for the second quarter of 1998 improved to $(8.1) million compared with $(9.0) million for the year-ago period. The net loss for the second quarter was $(14.8) million, or $(0.68) per basic and diluted share, compared with a net loss of $(8.9) million, or $(0.50) per basic and diluted share, for the second quarter of 1997. The weighted average number of basic and diluted common shares outstanding this quarter was 21,828,633 as compared to 17,778,731 for the second quarter of 1997. The quarter ending share total was 27,870,860.

     Commenting on the second-quarter results, K. Paul Singh, Chairman and Chief Executive Officer for PRIMUS, said: "The second quarter witnessed significant accomplishments in implementing PRIMUS's strategy to become one of the premier global carriers. We consummated the acquisition of TresCom, which extends PRIMUS's network into Latin American markets and positions us to achieve a $0.5 billion annual revenue run rate in the third quarter. We successfully closed a $150 million senior notes offering as our most recent step in funding our ambitious global network deployment strategy. We inaugurated operations in Continental Europe with the introduction of our gateway switch in Frankfurt, Germany. Our operations in Australia, which is our most mature market, turned EBITDA positive for the quarter, which moves us toward our goal of becoming EBITDA positive Company-wide in the fourth quarter. Our EBITDA loss improved sequentially over the first quarter of 1998 by $0.4 million. Along with our revenue growth and continued gross margin improvements, these accomplishments have contributed to producing

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PRIMUS TELECOMMUNICATIONS -- 2

another strong quarter."

     "In Europe, net revenue increased 203 percent in the second quarter of 1998 from the second quarter of 1997 to $13.9 million, resulting primarily from additional wholesale traffic being carried through our expanding network," commented Neil L. Hazard, PRIMUS's Executive Vice President and Chief Financial Officer. "In Australia, net revenue increased seven percent to $65.6 million, in Australian dollars, due to stronger retail residential and business sales as well as the addition of Internet and data services. In U.S. dollar terms, net revenue in Asia-Pacific decreased 7 percent from the second quarter of 1997 to $43.8 million due to a decrease in the Australian dollar exchange rates. In North America, net revenue increased a strong $23.4 million in the second quarter to $41.8 million, which was a 128 percent increase over second quarter 1997. The North America revenue included $7.6 million of TresCom revenue for the 22 days in June since the acquisition date."

     "This quarter witnessed an evolution of the regional mix of our revenue base where for the first time the Asia-Pacific region accounted for less than half of our revenues," added Hazard. "We expect this trend to become even more pronounced as TresCom revenues are consolidated with PRIMUS revenues for subsequent quarters."

     "The improvement in PRIMUS's gross margin, which is calculated after bad debts, is primarily due to an increase in our on-net traffic in Australia both from the migration of our existing business customers and the addition of new residential and business customers," Hazard said.

     Selling, general, and administrative (SG&A) expenses for the second quarter were $19.0 million, or 19 percent of net revenue, compared with $13.2 million, or 19 percent of net revenue, for the second quarter 1997. SG&A increased by $3.6 million versus the first quarter of 1998, primarily due to additional marketing and sales expenses and the additional SG&A from the Company's acquisitions of Hotkey Internet Services Pty Ltd., an Internet service provider in Australia, and Eclipse Telecommunications Pty Ltd., a data communications service provider to Australian retail business markets, and TresCom.

     Net revenue for the first half of 1998 was a record $179.5 million, compared with $129.1 million for the first half of 1997, an increase of 39 percent. Gross margin for the first half also reached a record high of $26.7 million, compared with $9.9 million for the first half of 1997, an increase of 170 percent. As a percentage of net revenue, gross margin for the second half represented 14.9 percent, up from 7.6 percent for the first half of 1997. EBITDA loss improved to $(7.7) million from $(12.2) million for the first half of 1997.

     The Company's net operating loss for the first half of 1998 increased to $(15.6) million from $(14.6) million for the year-ago period. The net loss for the first half of 1998 was $(27.1) million, or $(1.30) per basic and diluted share, compared with a net loss of $(13.8) million, or $(0.78) per basic and diluted share, for the first half of 1997. The weighted average number of basic and diluted common shares outstanding for the first half of 1998 was 20,778,692, compared with 17,778,731 for the first half of 1997.

     As of June 30, 1998, the Company held cash and investments of $265 million, which includes the proceeds of the Company's $150 million senior notes offering in May. Capital

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PRIMUS TELECOMMUNICATIONS -- 3

expenditures during the second quarter were $25 million for continued network expansion including international fiber capacity, switch equipment, and back office support systems. The Company completed its acquisition of TresCom on June 9, 1998, in exchange for 7.8 million shares of common stock valued at approximately $138 million.

     "With the proceeds from the senior notes offering, PRIMUS has accelerated the buildout of its global network," said Singh. "PRIMUS's gross property, plant and equipment investment is now $125 million, which places PRIMUS among the top of our peer group. PRIMUS now has one of the most extensive global networks linking major financial centers around the world."

     PRIMUS Telecommunications Group, Incorporated is a global facilities-based telecommunications company providing domestic and international long-distance voice, data, private network and value-added services. The Company provides services through an extensive global network of owned and leased transmission facilities, international gateway switches, and a variety of operating agreements that allow the Company to deliver traffic worldwide. Founded in 1994 and based in McLean, Va., the Company now serves over 350,000 corporate, small- and medium-sized business, residential and wholesale customers located in the North America, Caribbean, Latin America, Europe and the Asia-Pacific regions of the world. News and information are available at the Company's Website at http:/www.PRIMUStel.com.
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     To receive additional information on PRIMUS Telecommunications Group, Incorporated via fax at no charge, dial 1-800-PRO-INFO and enter code PRTL.

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                           (FINANCIAL TABLES FOLLOW)

  A registration statement relating to an exchange offer for certain of the company's debt securities was filed by PRIMUS with the Securities and Exchange Commission and declared effective on July 16, 1998. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The statements in this release that are forward looking statements are based on current expectations and are not strictly historical statements, which may differ materially from actual results. Not strictly historical statements include, without limitation, those regarding management's plans, objectives and strategy for future operations, product plans and performance, management's assessment of market factors, and future financial performance. Among factors that could cause actual results to differ materially are changes in business conditions; changes in the telecommunications industry and the general economy; competition; changes in service offerings; risks associated with PRIMUS's limited operating history, entry into developing markets, and managing rapid growth including the integration of TresCom's operations; and risks associated with international operations (including foreign currency translation risks), dependence on effective information systems, and development of the network. These factors are discussed more fully in PRIMUS's public filings, including its most recent 10K and 10Q filings and the prospectus dated July 16, 1998, filed with the Securities and Exchange Commission.

                PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                     CONDENSED CONSOLIDATED FINANCIAL DATA

                         STATEMENT OF OPERATIONS DATA
                                  (UNAUDITED)

                   (In thousands, except per share amounts)

                                              THREE MONTHS ENDED               SIX MONTHS ENDED
                                                   JUNE 30,                        JUNE 30,
                                             1998           1997            1998              1997
                                         ------------   ------------    -------------    ---------------
NET REVENUE                                $ 99,475       $ 70,045         $179,526          $129,081
COST OF REVENUE                              84,126         64,178          152,848           119.212
                                         ------------   ------------    -------------    ---------------
GROSS MARGIN                                 15,349          5,867           26,678             9,869
                                         ------------   ------------    -------------    ---------------
OPERATING EXPENSES
   Selling, general and administrative       18,990         13,206           34,367            22,035
   Depreciation and amortization              4,433          1,669            7,911             2,466
                                         ------------   ------------    -------------    ---------------
       Total operating expenses              23,423         14,875           42,278            24,501
                                         ------------   ------------    -------------    ---------------
 LOSS FROM OPERATIONS                        (8,074)        (9,008)         (15,600)          (14,632)

 INTEREST EXPENSE                            (9,605)          (526)         (16,780)             (677)
 INTEREST INCOME                              2,886            474            5,270             1,259
 OTHER INCOME (EXPENSE)                           -            230                -               349
                                         ------------   ------------    -------------    ---------------
LOSS BEFORE INCOME TAXES                    (14,793)        (8,830)         (27,110)          (13,701)
INCOME TAXES                                      -             45                -                81
                                         ------------   ------------    -------------    ---------------
NET LOSS                                   $(14,793)      $ (8,875)        $(27,110)         $(13,782)
                                         ============   ============    =============    ===============
BASIC AND DILUTED NET
   LOSS PER COMMON SHARE                   $  (0.68)      $  (0.50)        $  (1.30)         $  (0.78)
                                         ============   ============    =============    ===============
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING
   (BASIC AND DILUTED)                       21,829         17,779           20,779            17,779
                                         ============   ============    =============    ===============
OTHER DATA:
-----------
EBITDA                                     $ (3,641)      $ (7,339)        $ (7,689)         $(12,166)
                                         ============   ============    =============    ===============

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                     CONDENSED CONSOLIDATED FINANCIAL DATA

                              BALANCE SHEET DATA
                                  (UNAUDITED)

                                 JUNE 30, 1998
                                (In thousands)

     Cash, cash equivalents and restricted investments                               $265,047
     Accounts receivable,  net                                                         97,491
     Other current assets                                                              14,563
                                                                        ---------------------
     Total current assets                                                             377,101

     Property and equipment, net                                                      112,428
     Intangible assets, net                                                           205,228
     Other assets                                                                      19,868
     TOTAL ASSETS                                                                    $714,625
                                                                       ======================

     Accounts payable and accrued expenses                                           $139,373
     Current portion of long-term obligations                                          19,998
     Accrued interest                                                                  12,887
     Other current liabilities                                                          2,861
                                                                       ----------------------
     Total current liabilities                                                        175,119

     Non current portion of long-term obligations                                     385,204
     Other liabilities                                                                    528
                                                                       ----------------------
        TOTAL LIABILITIES                                                             560,851

     Stockholder's equity                                                             153,774
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                     $714,625
                                                                       ======================

                                    OPERATIONAL DATA
                          (THREE MONTHS ENDED JUNE 30, 1998)
-----------------------------------------------------------------------------------------
                                                   Minutes of Long-Distance Use ('000s)
                                                 ----------------------------------------
       Region          Net Revenue ($000s)        Total        International     Domestic
-----------------------------------------------------------------------------------------

North America             $41,782                 147,619         111,029          36,590
Europe                    13,906                   67,291          49,028          18,263
Asia-Pacific              43,787                   94,801          29,865          64,936
                        --------                  -------        -------          -------
     Total               $99,475                  309,711        189,922          119,789
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